Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-1) of Conatus Pharmaceuticals Inc. of our report dated May 9, 2013 (except the last paragraph in Note 13, as to which the date is July 8, 2013) with respect to the consolidated financial statements of Conatus Pharmaceuticals Inc. included in its Registration Statement (Form S-1 No. 333-189305), as amended.

/s/ Ernst & Young LLP

San Diego, California

July 24, 2013